June 6, 2008

Securities and Exchange Commission

100 F Street, N. E.

Washington, D.C. 20549

Re: Authorization to Sign Rule 16 and Rule 144 Forms

I am a Director of General Electric Company ("GE") and, until further written notice, I hereby individually authorize Michael R. McAlevey

(GE's Vice President and Chief Corporate, Securities & Finance Counsel),

Elizabeth Nemeth (GE's Corporate and Securities Counsel), Christoph

Pereira (GE's Corporate and Securities Counsel), and Eliza W. Fraser

(GE's Associate Corporate Counsel) to sign on my behalf any Form 4,

Form 5, Form 144 or reloted form that I have filed or may file hereafter in connection with my direct or indirect beneficial ownership of General

Electric Company securities, and to take any other action of any type whatsoever in connection with the foregoing which in his or her opinion may be of benefit to, in the best interest of, or legally required by me.

/Rochelle B. Lazarus

Rochelle B. Lazarus

STATE OF NEW YORK)

ss

COUNTY OF NEW YORK)

Subscribed and sworn to before me on this the 6th of June, 2008.

s/WILLIAM V. KNIGHT III

Name: WILLIAM V. KNIGHT III

Notary Public

My commission expires January 27, 2011